Exhibit 10.63

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE is made and entered into as of the 30th day of August, 1992, by and between WEST*MAC Associates Limited Partnership, a Virginia limited partnership (hereinafter called “Landlord”), and the Federal Home Loan Mortgage Corporation, a federally chartered corporation (hereinafter called “Tenant”).

RECITALS:

A.  Landlord and Tenant are parties to that certain Office Lease dated December 22, 1986, as amended by a certain First Amendment to Office Lease dated as of December 15, 1990 (the “Lease”), whereby Tenant is leasing from Landlord a certain building located at 8200 Jones Branch Drive, McLean, Virginia 22102 (the “Building”), together with associated parking areas and certain appurtenant land described on Exhibit A attached to the Lease.

B.  Landlord and Tenant desire to amend the Lease to alter the property description of the land covered thereby.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.  Exhibit A to the Lease, which contains a metes-and-bounds description of the land demised under the Lease, is hereby deleted in its entirety, and the description attached hereto as Exhibit A is hereby substituted in its place.

2.  The parties agree that the final amount of Basic Annual Rent payable for the first year of the term of the Lease is $7,903,262.10, calculated as follows:

Total Cost of Building Shell (excluding 1.1 times construction period interest on land):	$81,162,364.40
Mortgage Constant on Permanent Financing:	$8.27%
Construction Period Interest on Land:	$5,715,310.65

($81,162,364.40 × 8.27% × 1.1) + ($5,715,310.65 × 8.27% × 1.1) = $7,903,262.10

3.  Except as expressly modified herein, the Lease remains unmodified and is in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto affixed their hands and seals as to the date first above written.

TENANT:

THE FEDERAL HOME LOAN MORTGAGE
CORPORATION, a federally chartered corporation

By:	/s/ Leland C. Brendsel

LANDLORD:

WEST*MAC ASSOCIATES
LIMITED PARTNERSHIP

By:	THE FEDERAL HOME LOAN
MORTGAGE CORPORATION,
a federally chartered corporation,
Managing General Partner

By:	/s/ Leland C. Brendsel

By:	WESTPARK MANAGEMENT COMPANY
a Virginia Corporation, General Partner

By:	/s/ G. T. Halpin

EXHIBIT A

DESCRIPTION OF
A PORTION OF
THE LAND OF
WEST*MAC ASSOCIATES LIMITED PARTNERSHIP
PROVIDENCE DISTRICT
FAIRFAX COUNTY, VIRGINIA

BEGINNING at a point on the northern right-of-way of JONES BRANCH DRIVE ROUTE 5062 (100’ wide) and the south westerly most point in the herein described parcel.

THENCE proceeding through the land of WEST*MAC ASSOCIATES LIMITED PARTNERSHIP N03°08’25”W 397.54 feet to a point on the southern right-of-way of WASHINGTON DULLES AIRPORT ACCESS ROAD. (variable width).

THENCE proceeding along the southern right-of-way of WASHINGTON DULLES AIRPORT ACCESS ROAD the following courses and distances S89°44’26”E 148.65 feet to a point; N03°33’17”W 30.47 feet to a point; N86°51’35”E 541.33 feet to a point; S76°55’52”E 154.64 feet to a point N13°30’08”E 45.06 feet to a point; N86°51’55”E 388.20 feet to a point.

THENCE departing said right-of-way and proceeding through the land of WEST*MAC ASSOCIATES LIMITED PARTNERSHIP the following courses and distances S05°49’15”W 144.07 feet to a point; S52°18’26”W 425.44 feet to a point; S20°15’50”W 210.23 feet to a point on the aforementioned northern right-of-way of JONES BRANCH DRIVE.

THENCE with the said right-of-way of JONES BRANCH DRIVE, N77°22’06”W 293.76 feet to a point. 507.27 feet along an arc of a circle curving to the left having a radius of 2088.36 feet a delta of 13°55’03” and a chord bearing and distance N84°19’37”W 506.03 feet to the point and place of BEGINNING AND CONTAINING 11.5245 ACRES OF LAND.

HUNTLEY, NYCE AND ASSOCIATES
June 5, 1992
29-2-15-4B1
2634PH1.DES